EXHIBIT 23.6

               [PRINCIPAL FINANCIAL SECURITIES, INC. LETTERHEAD]


                                 April 2, 1997

We hereby consent to the references to our firm and to the references to our opinion delivered to the Special Committee of the Board of Directors of Bellwether Exploration Company (the "Company") contained in the prospectuses constituting a part of the Company's Registration Statement on Form S-1 (Commission File No. 333-21813) to be filed with the Securities and Exchange Commission.

                                            Principal Financial Securities, Inc.

                                            By: /s/ LEE P. MONCRIEF
                                                    Lee P. Moncrief
                                                    Managing Director
                                                    Corporate Finance